Exhibit 5.2 to Form F-10

(Exhibit 23.2 to Form F-3)

INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement Nos. 333-287429, 333-287429-01 and 333-287449 on Form F-10 and Form F-3 of our report dated March 17, 2025 relating to the financial statements of Brookfield Asset Management ULC (the “Company”), appearing in the Annual Report on Form 10-K of Brookfield Asset Management Ltd. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Interests of Experts” in such Registration Statement.

We consent to the incorporation by reference in this Registration Statement Nos. 333-287429, 333-287429-01 and 333-287449 on Form F-10 and Form F-3 of our report dated March 19, 2024 relating to the financial statements of the Company, appearing in the Current Report on Form 6-K of Brookfield Asset Management Ltd. filed December 27, 2024. We also consent to the reference to us under the heading “Interests of Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

August 5, 2025